Exhibit 99.1

Editas Medicine Reports Fourth Quarter and

Full Year 2015 Financial Results

Well-positioned to advance multiple programs and continue expansion of genome editing platform

Cash balance of approximately $230 million funds diversified pipeline

Executive team and board of directors expanded to strengthen leadership

CAMBRIDGE, Mass., Mar. 30, 2016 (GLOBE NEWSWIRE) – Editas Medicine, Inc. (NASDAQ: EDIT) today reported financial results for the fourth quarter and full year ended December 31, 2015, and provided an update on key achievements and upcoming events.

“Over the past year we significantly advanced our programs, expanded our genome editing platform, further built our executive team, and deepened the capital foundation of Editas," said Katrine S. Bosley, President and Chief Executive Officer of Editas Medicine.  "We believe we are very well-positioned to pursue our mission to bring important genomic medicines to patients.”

Key Achievements

•

Deepened the capital foundation of the Company with over $200 million raised through a significant private financing of $120.0 million in August 2015 and successful completion of the initial public offering of common stock in February 2016, including the underwriters’ full exercise of their overallotment option, which generated $97.8 million in net proceeds.

•

Expanded the executive team with the appointments of Vic Myer, Ph.D., as Chief Technology Officer in April 2015, Andrew Hack, M.D., Ph.D., as Chief Financial Officer in July 2015, Timothy Hunt as Senior Vice President of Corporate Affairs in January 2016, Haiyan Jiang, Ph.D., as Vice President of Preclinical Science in January 2016, and Pamela Stetkiewicz, Ph.D., as Vice President of Program and Alliance Management in February 2016.

•	Expanded the board of directors in January 2016 with the appointment of John D. Mendlein, Ph.D., CEO of aTyr Pharma.
•	Established strategic alliance with Juno Therapeutics, Inc., a leader in cancer immunotherapy, in May 2015 to create next-generation CAR-T and engineered TCR therapies.
•

Continued to advance and broaden the intellectual property foundation of the Company, which, as of February 29, 2016, included 24 issued U.S. and European patents and over 330 pending patent applications covering a wide range of genome editing technologies.

•	Recognized as 2015 Technology Pioneer by the World Economic Forum.

Upcoming Events

•	Editas scientists will present an abstract with data from the Company’s LCA10 program at the Association for Research in Vision and Ophthalmology 2016 Annual Meeting to be held May 1-5 in Seattle, WA.
•	Editas scientists will present five abstracts, including one oral presentation, at the American Society of Gene and Cell Therapy 2016 Annual Meeting to be held May 4-7 in Washington, DC.

Fourth Quarter and Full Year 2015 Financial Results

Cash and cash equivalents at December 31, 2015 were $143.2 million, compared to $155.3 million at September 30, 2015 and $10.6 million at December 31, 2014.  Total cash and cash equivalents at December 31, 2015 did not include total net proceeds of approximately $97.8 million from the Company's initial public offering of common stock in February 2016.  Cash and cash equivalents at March 29, 2016 were approximately $230 million (unaudited).

For the fourth quarter 2015, net loss attributable to common stockholders was $12.7 million, or $4.05 per share, compared to $5.5 million, or $3.50 per share, for the same period in 2014.

•

Research and development expenses for the fourth quarter 2015 were approximately $5.8 million, compared to $2.4 million for the same period in 2014.  The increase was largely due to employee and contractor compensation, as well as process and platform development costs.

•

General and administrative expenses were $7.3 million for the fourth quarter 2015, compared to $2.8 million for the same period in 2014.  The increase was largely due to patent-related fees, as well as employee and contractor compensation.

For the full year 2015, net loss attributable to common stockholders was $73.3 million, or $28.55 per share, compared to $14.0 million, or $12.46 per share, for the same period in 2014.

•

Research and development expenses for the full year 2015 were approximately $18.8 million, compared to $5.1 million for the same period in 2014.  The increase was largely due to employee and contractor compensation, sub-license fees and expenses triggered by entry into the collaboration agreement with Juno Therapeutics, Inc., as well as process and platform development costs.

•

General and administrative expenses were $18.1 million for the full year 2015, compared to $7.6 million for the same period in 2014.  The increase was largely due to patent-related fees, as well as employee and contractor compensation.

•

Other expense, net for the full year 2015 was approximately $37.4 million, compared to $0.9 million for the same period in 2014.  The increase was largely due to non-cash charges associated with the tranche rights and anti-dilution provisions of the Company’s Series A Preferred Stock.

About Editas Medicine

Editas Medicine is a leading genome editing company dedicated to treating patients with genetically-defined diseases by correcting their disease-causing genes. The Company was founded by world leaders in genome editing, and its mission is to translate the promise of genome editing science into a broad class of transformative genomic medicines to benefit the greatest number of patients.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including:  uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements.  These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

EDITAS MEDICINE, INC.

Consolidated Statement of Operations

(amounts in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Collaboration revenue	$792	$-	$1,629	$-
Operating expenses:
Research and development	5,826	2,395	18,846	5,073
General and administrative	7,339	2,793	18,095	7,650
Total operating expenses	13,165	5,188	36,941	12,723
Operating loss	(12,373)	(5,188)	(35,312)	(12,723)
Other expense, net:
Other expense, net	(226)	(206)	(37,445)	(928)
Interest expense, net	(34)	(17)	(143)	(34)
Total other expense, net	(260)	(223)	(37,588)	(962)
Net loss and comprehensive loss	$(12,633)	$(5,411)	$(72,900)	$(13,685)
Accretion of redeemable convertible preferred stock to redemption value	(99)	(96)	(394)	(309)
Net loss attributable to common stockholders	$(12,732)	$(5,507)	$(73,294)	$(13,994)
Net loss per share attributable to common stockholders, basic and diluted	$(4.05)	$(3.50)	$(28.55)	$(12.46)
Weighted-average common shares outstanding, basic and diluted	3,145,380	1,575,641	2,566,916	1,123,098

EDITAS MEDICINE, INC.

Selected Balance Sheet Items

(amounts in thousands)

(Unaudited)

	December 31,
	2015	2014
Cash and cash equivalents	$143,180	$10,623
Working capital	138,060	4,555
Total assets	149,363	12,188
Deferred revenue	25,321	-
Redeemable convertible preferred stock	199,915	20,772
Total stockholders’ deficit	(83,114)	(15,292)

Media Contact

Dan Budwick

Pure Communications, Inc.

(973) 271-6085

dan@purecommunicationsinc.com

Investor Contact

Jesse Baumgartner

Stern Investor Relations, Inc.

(212) 362-1200

jesse@sternir.com